Exhibit 10.1

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between Hubert Chen (“Executive”) and Forte Biosciences, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Executive was employed by the Company as its President and Chief Scientific Officer; WHEREAS, Executive signed an offer letter with the Company dated May 31, 2022 (the “Offer

Letter”);

WHEREAS, Executive signed an Indemnification Agreement with the Company dated June 7, 2022 (the “Indemnification Agreement”)

WHEREAS, Executive signed an At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement with the Company on November 15, 2022 (the “Confidentiality Agreement”);

WHEREAS, Executive signed a Change in Control and Severance Agreement with the Company on November 18, 2022 (the “Severance Agreement”);

WHEREAS, the Company and Executive have entered into (i) a Stock Option Agreement dated June 7, 2022 pursuant to which Executive was granted the option to purchase shares of the Company’s common stock (the “Option”), and (ii) a Restricted Stock Unit Award Agreement dated February 25, 2023, pursuant to which Executive was granted an award of restricted stock units (the “RSU Award”), in each case, subject to the terms and conditions of the Company’s 2021 Equity Incentive Plan (the “2021 Plan”) or the 2020 Inducement Equity Incentive Plan (the “2020 Plan” and together with the 2021 Plan, the “Plans”), and the terms and conditions of the Option or the RSU Award, as applicable (collectively with the Plans, the “Stock Agreements”);

WHEREAS, the Company terminated Executive’s employment with the Company without Cause effective March 14, 2024 (the “Separation Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Executive may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with or separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:

COVENANTS

1.
Consideration. In consideration of Executive’s execution of this Agreement and Executive’s fulfillment of all of its terms and conditions, the Company agrees as follows:

a.
Payment. The Company agrees to pay Executive a total of Four Hundred Fifty Thousand Dollars ($450,000), at the rate of Thirty-Seven Thousand Five Hundred Dollars ($37,500) per month, less applicable withholdings, for twelve (12) months from the first regular payroll date following the Effective Date, in accordance with the Company’s regular payroll practices.

b.
COBRA Reimbursement. The Company shall reimburse Executive for the payments Executive makes for COBRA coverage for a period of up to the first twelve (12) full calendar months that occur after the Separation Date, or until Executive has secured health insurance coverage through another employer, whichever occurs first, provided Executive timely elects and pays for continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), within the time period prescribed pursuant to COBRA. COBRA reimbursements shall be made by the Company to Executive consistent with the Company’s normal expense reimbursement policy, provided that Executive submits documentation to the Company substantiating Executive’s payments for COBRA coverage. Notwithstanding the preceding, if the Company determines in its sole discretion that it cannot provide COBRA reimbursement benefits without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will instead provide the Executive a taxable payment in an amount equal to the monthly COBRA premium that the Executive would be required to pay to continue the Executive’s group health coverage in effect on the date of termination of employment (which amount will be based on the premium for the first month of COBRA coverage), which payments will be made regardless of whether the Executive elects COBRA continuation coverage and will commence in the month following the month of the Separation Date and continue for the period of months indicated in this section.

c.
Payment in Lieu of Unearned Bonus. The Parties acknowledge and agree that Executive has not earned their annual bonus. Nevertheless, the Company agrees to pay Executive a lump sum equivalent to Executive’s target annual bonus, in the amount of One Hundred Eighty Thousand Dollars ($180,000). Such payment will be made on the first regularly scheduled payroll date of the Company following the Effective Date.

d.
Acknowledgement. Executive acknowledges that without this Agreement, Executive is otherwise not entitled to the consideration listed in this Section 1.
2.
Resignation. Executive agrees and acknowledges that Executive voluntarily resigned from Executive’s positions as an officer of the Company and that of any affiliates, subsidiaries, parents, or other related entities, and relinquishes all rights to any and all seats on any such boards of directors effective as of the Separation Date. Executive agrees to provide any documents or writings necessary to effectuate Executive’s resignations and relinquishments of rights.
3.
Stock. The Parties agree that for purposes of determining the number of shares of the Company’s common stock that Executive is entitled to purchase from the Company, pursuant to the exercise of the outstanding Option, or that Executive has vested in pursuant to the RSU Award, Executive will be considered to have vested only up to the Separation Date. Executive acknowledges that as of the Separation Date, Executive will have vested in 109,375 shares subject to the Option and 30,000 shares subject to the RSU Awards and no more. The exercise of Executive’s vested Option, the shares purchased thereunder, and Executive’s RSU Award shall continue to be governed by the terms and conditions of the applicable Stock Agreements.

4.
Benefits. Executive’s Company-sponsored health insurance benefits shall cease on March 31, 2024 subject to Executive’s right to continue Executive’s health insurance under COBRA. Executive’s participation in all benefits and incidents of employment, including, but not limited to, vesting in stock options, and the accrual of bonuses, vacation, and paid time off, ceased as of the Separation Date.

5.
Payment of Salary and Receipt of All Benefits. Executive acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided (to the extent applicable) all salary, wages, bonuses, vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Executive.
6.
Release of Claims. Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company, its parents, subsidiaries, and affiliates, and each of their respective current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, benefit plans, plan administrators, professional employer organizations or co- employers, insurers, trustees, divisions, predecessor and successor corporations, and assigns (collectively, the “Releasees”). Executive, on Executive’s own behalf and on behalf of Executive’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Executive signs this Agreement, including, without limitation:

a.
any and all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship;
b.
any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c.
any and all claims for wrongful discharge of employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract (both express and implied), breach of covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, fraud, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, and disability benefits;

d.
any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Equal Pay Act, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Immigration Reform and Control Act, the California Family Rights Act, the California Labor Code, the California Workers’ Compensation Act, and the California Fair Employment and Housing Act;

e.
any and all claims for violation of the federal or any state constitution;

f.
any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
g.
any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any proceeds received by Executive from the Company; and

h.
any and all claims for attorneys’ fees and costs.

Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law. Any and all disputed wage claims that are released herein shall be subject to binding arbitration in accordance with this Agreement, except as required by applicable law. This release does not extend to any right Executive may have to unemployment compensation benefits or any rights Executive has under the Indemnification Agreement.

7.
Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 ("ADEA"), and that this waiver and release is knowing and voluntary. Executive agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Executive signs this Agreement. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that Executive has been advised by this writing that: (a) Executive should consult with an attorney prior to executing this Agreement; (b) Executive has twenty-one (21) days within which to consider this Agreement; (c) Executive has seven (7) days following Executive’s execution of this Agreement to revoke this Agreement;

(d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Agreement and returns it to the Company in less than the 21-day period identified above, Executive hereby acknowledges that Executive has knowingly and voluntarily chosen to waive the time period allotted for considering this Agreement. Executive acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

8.
California Civil Code Section 1542. Executive acknowledges that Executive has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Executive, being aware of said code section, agrees to expressly waive any rights Executive may have thereunder, as well as under any other statute or common law principles of similar effect.

9.
No Pending or Future Lawsuits. Executive represents that Executive has no lawsuits, claims, or actions pending in Executive’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Executive also represents that Executive does not intend to bring any claims on Executive’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

10.
Application for Employment. Executive understands and agrees that, as a condition of this Agreement, Executive shall not be entitled to any employment with the Company, and Executive hereby waives any right, or alleged right, of employment or re-employment with the Company. Executive further agrees not to apply for employment with the Company and not otherwise pursue an independent contractor or vendor relationship with the Company unless requested to by a member of the Company’s board of directors.
11.
Future Cooperation. Executive hereby agrees, upon request by the Company, and to the extent reasonably necessary, to cooperate with, and provide assistance to, the Company in good faith with respect to any current, threatened, or future litigation, dispute, or investigation involving the Company, including, but not limited to, being available at a reasonable time and place to provide deposition testimony or otherwise consult with Company, its agents, and legal advisors, or investigators relating to any such litigation, dispute, or investigation, preserving and providing any information and documents as may be requested by the Company for such litigation, dispute, or investigation, providing truthful declaration testimony or executing other documentation as reasonably requested by the Company. Executive further agrees that Executive will not delete or destroy any information that Executive is obligated to preserve pursuant to any preservation request that Executive receives (or has already received) from the Company or its counsel, or pursuant to any court order about which the Company has given Executive notice. Further, Executive shall be free to cooperate fully with any government agency with respect to any inquiry or investigation it undertakes in connection with the Company, Executive’s employment with the Company, or the employment of any other Company employee.

12.
Confidentiality. Subject to the “Protected Activity Not Prohibited” section below, Executive agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”), and Executive agrees that Executive will not publicize, directly or indirectly, any Separation Information. Except as required by law, and subject to the “Protected Activity Not Prohibited” section below, Executive may disclose Separation Information only to Executive’s immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Executive’s attorney(s), and Executive’s accountant(s) and any professional tax advisor(s) to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties.
13.
Trade Secrets and Confidential Information/Company Property. Executive acknowledges that, separate from this Agreement, Executive remains under continuing obligations to the Company under the Confidentiality Agreement, including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, but with the exception of the non-solicitation restriction contained therein that the Company and Executive agree shall be terminated immediately upon the Separation Date. Executive’s signature below constitutes Executive’s certification under penalty of perjury that Executive has returned all documents and other items provided to Executive by the Company (with the exception of a copy of the Company’s employee handbook and personnel documents specifically relating to Executive), developed or obtained by Executive in connection with Executive’s employment with the Company, or otherwise belonging to the Company.

14.
No Cooperation. Subject to the “Protected Activity Not Prohibited” section below, Executive agrees that Executive will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or upon written request from an administrative agency or the legislature or as related directly to the ADEA waiver in this Agreement. Executive agrees both to immediately notify the Company upon receipt of any such subpoena or court order or written request from an administrative agency or the legislature, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order or written request from an administrative agency or the legislature. Subject to the “Protected Activity Not Prohibited” section below, if approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Executive shall state no more than that Executive cannot provide counsel or assistance.

15.
Nondisparagement. Subject to the “Protected Activity Not Prohibited” section below, Executive agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. Executive shall direct any inquiries by potential future employers to the Company’s human resources department, which shall use its reasonable good faith efforts to provide only the Executive’s last position and dates of employment.

16.
Protected Activity Not Prohibited. Executive understands that nothing in this Agreement shall in any way limit or prohibit Executive from engaging in any Protected Activity. Protected Activity includes:

(i) filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”); and/or (ii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful. Notwithstanding the foregoing, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any Company trade secrets, proprietary information, or confidential information that does not involve unlawful acts in the workplace or the activity otherwise protected herein. Executive further understands that Protected Activity does not include the disclosure of any Company attorney-client privileged communications or attorney work product. In addition, pursuant to the Defend Trade Secrets Act of 2016, Executive is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Finally, nothing in this Agreement constitutes a waiver of any rights Executive may have under the Sarbanes-Oxley Act or Section 7 of the National Labor Relations Act (“NLRA”). For purposes of clarity, nothing in this Agreement shall be interpreted to impair or limit Executive’s participation in any legally protected activities, such as (i) forming, joining, or supporting labor unions, (ii) bargaining collectively through representatives of employees’ choosing, (iii) discussing wages, benefits, or terms and conditions of employment, and (iv) discussing, or raising complaints about, working conditions for the purpose of mutual aid or protection of Executive or the Company’s other current or former employees, to the extent such activities are protected by Section 7 of the NLRA. Executive understands that nothing in the Confidentiality Agreement (as modified herein) shall limit or prohibit Executive from engaging in any protected conduct set forth in this section.

17.
Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Executive acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Executive challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or of any provision of the Confidentiality Agreement (as modified herein) shall entitle the Company immediately to recover and/or cease providing the consideration provided to Executive under this Agreement and to obtain damages, except as provided by law.

18.
No Admission of Liability. Executive understands and acknowledges that with respect to all claims released herein, this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Executive. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Executive or to any third party.

19.
Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

20.
ARBITRATION. EXCEPT AS PROHIBITED BY LAW, THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, EXECUTIVE’S EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”) AND THAT THE FAA SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT; HOWEVER, WITHOUT LIMITING ANY PROVISIONS OF THE FAA, A MOTION OR PETITION OR ACTION TO COMPEL ARBITRATION MAY ALSO BE BROUGHT IN STATE COURT UNDER THE PROCEDURAL PROVISIONS OF SUCH STATE’S LAWS RELATING TO MOTIONS OR PETITIONS OR ACTIONS TO COMPEL ARBITRATION. EXECUTIVE AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EXECUTIVE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EXECUTIVE’S INDIVIDUAL CAPACITY. ANY CLAIMS EXECUTIVE MAY BRING PURSUANT TO THE PRIVATE ATTORNEYS GENERAL ACT (“PAGA”) ON BEHALF OF THE LABOR AND WORKFORCE DEVELOPMENT AGENCY MUST BE ARBITRATED ONLY IN EXECUTIVE’S INDIVIDUAL CAPACITY WITHOUT ANY JOINDER OR REPRESENTATION OF ANY CALIFORNIA LABOR CODE VIOLATIONS THAT WERE OR COULD BE ASSERTED BY OR ON BEHALF OF ANY OTHER EMPLOYEES. ANY ARBITRATION WILL OCCUR IN LOS ANGELES COUNTY, BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”), EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. THE PARTIES AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, INCLUDING, BUT NOT LIMITED TO THE ARBITRATION SECTION OF THE CONFIDENTIALITY AGREEMENT, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT IN THIS SECTION SHALL GOVERN.

21.
Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the consideration provided to Executive or made on Executive’s behalf under the terms of this Agreement. Executive agrees and understands that Executive is responsible for payment, if any, of local, state, and/or federal taxes on the consideration provided hereunder by the Company and any penalties or assessments thereon. Executive further agrees to indemnify and hold the Releasees harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Executive’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.

22.
Section 409A. It is intended that this Agreement comply with, or be exempt from, Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities herein will be interpreted to so comply and/or be exempt from Section 409A. Each payment and benefit to be paid or provided under this Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Company and Executive will work together in good faith to consider either (i) amendments to this Agreement; or (ii) revisions to this Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Executive under Section 409A. In no event will the Releasees reimburse Executive for any taxes that may be imposed on Executive as a result of Section 409A.

23.
Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that Executive has the capacity to act on Executive’s own behalf and on behalf of all who might claim through Executive to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

24.
Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

25.
Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.
26.
Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Agreement and Executive’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Executive’s relationship with the Company, with the exception of the Confidentiality Agreement (as modified herein), the Stock Agreements, and the Indemnification Agreement.

27.
No Oral Modification. This Agreement may only be amended in a writing signed by Executive and the Company’s Chief Executive Officer.

28.
Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions, except that any dispute regarding the enforceability of the “Arbitration” section of this Agreement shall be governed by the FAA. Executive consents to personal and exclusive jurisdiction and venue in the State of California.

29.
Effective Date. Executive understands that this Agreement shall be null and void if not executed by Executive within twenty-one (21) days. Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Executive signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).

30.
Counterparts. This Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature.

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31.
Voluntary Execution of Agreement. Executive understands and agrees that Executive executed this Agreement voluntarily and without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Executive’s claims against the Company and any of the other Releasees. Executive acknowledges that:
(a)
Executive has read this Agreement;

(b)
Executive has a right to consult with an attorney regarding this Agreement, and has been represented in the preparation, negotiation, and execution of this Agreement by an attorney of Executive’s own choice or has elected not to retain an attorney;

(c)
Executive understands the terms and consequences of this Agreement and of the releases it contains;

(d)
Executive is fully aware of the legal and binding effect of this Agreement; and

(e)
Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Dated: 17 Mar 2024	HUBERT CHEN, M.D. an individual
/s/ Hubert Chen
Hubert Chen, M.D.

FORTE BIOSCIENCES, INC.
Dated: 3/15/2024	/s/ Paul Wagner
Paul A. Wagner, Ph.D.
Chief Executive Officer